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                                                 Registration No. 33-___________

    As filed with the Securities and Exchange Commission on June 29, 1994
________________________________________________________________________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              __________________

                        BRIGGS & STRATTON CORPORATION
            (Exact name of registrant as specified in its charter)

             WISCONSIN                                         39-0182330
  (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                            Identification No.)

    12301 W. Wirth Street
       Wauwatosa, Wisconsin                                            53222
(Address of Principal Executive Offices)                             (ZIP Code)
                              __________________

                      THE BRIGGS & STRATTON CORPORATION
                             STOCK INCENTIVE PLAN
                           (Full title of the plan)
                             ___________________
                                                       Copy to:
  THOMAS R. SAVAGE, ESQ.                              THOMAS W. O'BRIEN, ESQ.
      General Counsel                                    Quarles & Brady
BRIGGS & STRATTON CORPORATION                         411 East Wisconsin Avenue
   12301 W. Wirth Street                              Milwaukee, Wisconsin 53202
  Wauwatosa, Wisconsin 53222

                   (Name and address of agent for service)

                                (414) 259-5333
        (Telephone number, including area code, of agent for service)
                             ___________________

                       CALCULATION OF REGISTRATION FEE


                                                         PROPOSED
                                           PROPOSED      MAXIMUM
TITLE OF SECURITIES                        MAXIMUM      AGGREGATE     AMOUNT OF
     TO BE            AMOUNT TO BE     OFFERING PRICE    OFFERING   REGISTRATION
  REGISTERED          REGISTERED(1)      PER SHARE        PRICE(2)       FEE
    Common Stock,
   $0.01 par value    1,250,000 shares     (2)(3)         $86,093,750    $29,688





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(1)     The Plan provides for possible adjustment of the number, price and kind of shares covered by options and other stock incentive awards granted or to be granted in the event of certain capital or other changes affecting the Registrant's Common Stock. This Registration Statement therefore covers, in addition to the above stated 1,250,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $68.875 per share, which is the average of the high and low sales prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on June 23, 1994.

(3) The actual offering price will be determined in accordance with the terms of the Plan.












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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class for which a registration statement has been filed, the contents of the following document filed by Briggs & Stratton Corporation (the "Registrant") with the Securities and Exchange Commission (Commission File No. 1-1370) are incorporated herein by reference:

        The Registrant's Registration Statement on Form S-8 filed on February 21, 1991 (Registration No. 33-39113) relating to the Registrant's Stock Incentive Plan, as amended by Post-Effective Amendment No. 1 thereto filed on June 29, 1994.

ITEM 8.  EXHIBITS.

        See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.
















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                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on June 28, 1994.

                           BRIGGS & STRATTON CORPORATION
                           (Registrant)


                           By:  /s/FREDERICK P. STRATTON, JR.
                                Frederick P. Stratton, Jr.
                                Chairman, President, and Chief Executive Officer



                             ____________________


                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederick P. Stratton, Jr. and Robert H. Eldridge, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                             ____________________


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

SIGNATURE                        TITLE

/s/FREDERICK P. STRATTON, JR.    Chairman, President,
Frederick P. Stratton, Jr.       and Chief Executive Officer and Director
                                 (Principal Executive Officer of the Registrant)


/s/ROBERT H. ELDRIDGE            Secretary-Treasurer and Director
Robert H. Eldridge               (Principal Financial Officer)


/s/JAMES E. BRENN                Vice President and Controller
James E. Brenn                   (Principal Accounting Officer)



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/s/MICHAEL E. BATTEN             Director
Michael E. Batten


/s/PETER A. GEORGESCU            Director
Peter A. Georgescu


/s/SHELDON B. LUBAR              Director
Sheldon B. Lubar


/s/RICHARD E. MARCEAU            Director
Richard E. Marceau


/s/JOHN L. MURRAY                Director
John L. Murray


/s/CLARENCE B. ROGERS, JR.       Director
Clarence B. Rogers, Jr.


/s/ELWIN J. ZARWELL              Director
Elwin J. Zarwell

______________________

                 * Each of these signatures is affixed as of June 28, 1994.












                                      S-2

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                         BRIGGS & STRATTON CORPORATION
                              (THE "REGISTRANT")

                                 EXHIBIT INDEX
                                      TO
                        FORM S-8 REGISTRATION STATEMENT



EXHIBIT                                                INCORPORATED HEREIN                 FILED                  SEQUENTIAL
NUMBER           DESCRIPTION                           BY REFERENCE TO                    HEREWITH                 PAGE NO.
4.1              Articles of Incorporation             Exhibit 3.1 to the Registrant's
                 of the Registrant                     Form 8-B dated October 12,
                                                       1992 (the "Form 8-B")

4.2              Bylaws of the Registrant              Exhibit 3.2 to the Form 8-B

4.3              Rights Agreement dated as             Exhibit 1 to Briggs & Stratton
                 of December 20, 1989, between         Corporation's Current Report
                 Briggs & Stratton Corporation         on Form 8-K dated December 20,
                 and First Wisconsin Trust             1989
                 Company, which includes the
                 form of Right Certificate as
                 Exhibit A and the Summary of
                 Rights to Purchase Common
                 Shares as Exhibit B

5                Opinion of Counsel                                                          X

23.1             Consent of Arthur Andersen & Co.                                            X

23.2             Consent of Counsel                                                         Contained in
                                                                                            Opinion filed
                                                                                            as Exhibit 5

24               Powers of Attorney                                                      Signatures Page
                                                                                             to this
                                                                                         Registration Statement

99               The Briggs & Stratton                 Exhibit A to Briggs & Stratton
                 Corporation Stock Incentive           Corporation's Proxy
                 Plan                                  Statement dated September 9,
                                                       1993 for its Annual Meeting
                                                       of Stockholders on October 20,
                                                       1993




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